Exhibit 99.1

LUMENIS ANNOUNCES FIRST QUARTER RESULTS

YOKNEAM, Israel, April 29, 2003 - Today Lumenis, Ltd. (NASDAQ: LUME) announced financial results for the first quarter ended March 31, 2003. The Company reported revenues of $80.2 million, compared to $86.1 million in the first quarter of 2002. Net loss in the first quarter was $6.9 million, or $0.19 per diluted share compared with a net loss of $643 thousand, or $0.02 per diluted share for the first quarter of 2002.

"Our overall results were disappointing in the first quarter but we were successful in meeting several important goals to improve our operations and financial results. We implemented an aggressive inventory reduction program, resulting in a reduction of $10.1 million and reduced operating expenses by $2.5 million when compared to the first quarter last year," commented Arie Genger, vice chairman and chief executive officer. "We also delivered on two additional objectives, which was to secure our liquidity with a new financing agreement with Bank Hapoalim and to hire a new permanent CEO."

Arie Genger continued, "Last week we announced that Avner Raz would be joining the company as CEO. He comes to us with more than 20 years of management experience, and I am very confident that he is capable of securing Lumenis' strong position in the market and leading the company into its next phase of growth."

In the first quarter, the Aesthetic Business Unit had sales of $29.4 million, compared to $37.2 million in the first quarter of 2002. First quarter sales in the Medical Business Unit were $28.6 million, compared to $29.1 million the same quarter a year ago. Sales in the veterinary business were $3.5 million, compared to $3.4 million in the same quarter a year ago. Sales in the dental business were $2.4 million, compared to $2.3 million in the first quarter of 2002, and the service business accounted for $13.4 million of revenue for the first quarter of 2003 compared to $11.7 million last year. Backlog was approximately $11 million, up approximately $1 million from the fourth quarter 2002.

Gross profit margins for the quarter were 46.4 percent, compared to 52.4 percent in the same quarter a year ago. The lower margins were primarily a result of costs associated with the closure of the Santa Clara manufacturing facilities and the startup of the new manufacturing operations in Salt Lake City and to lower sales in the aesthetic business.

Cash flow from operations was negative $8.2 million principally as a result of paying down suppliers. The company's trade payables were reduced by $16.2 million in the first quarter. Inventory, including finished goods used in operations, was reduced by $10.1 million.

In the first quarter of 2003, the Americas had sales of $34.3 million, compared to $43.6 million in the same quarter a year ago. The Asia/Pacific region had a strong quarter with sales of $24 million, up 7.5% percent from the first quarter of 2002. Sales in Europe were also good at $16.7 million, compared to $15.5 million in the first quarter in 2002.

For the second quarter of 2003, Lumenis expects sales to be in the range of $80 to 85 million and an approximate net loss of $ 5 to 7 million or $(.13) to (.19) per share. This estimate excludes an expected $5 million loss on the sale of Spectron as previously announced.

Conference Call

The Lumenis first quarter 2003 teleconference and Webcast is scheduled to begin at 10:00 a.m., EDT on Wednesday, April 30, 2003. To access the call, dial:

      o     International Call-in number: 913-981-4912

      o     U.S. Call-in number: 800-981-4912

      o     Passcode: Lumenis

About Lumenis

Lumenis develops, manufactures, and markets state-of-the-art proprietary laser and intense pulsed light devices. Its systems are used in a variety of aesthetic, ophthalmic, surgical and dental applications, including skin treatments, hair removal, non-invasive treatment of vascular lesions and pigmented lesions, acne, psoriasis, ENT, gynecology, urinary lithotripsy, benign prostatic hyperplasia, open angle glaucoma, diabetic retinopathy, secondary cataracts, age-related macular degeneration, vision correction, neurosurgery, dentistry and veterinary. For more information about the Company and its products log on to http://www.lumenis.com

The statements in this press release that are not historical facts are forward-looking statements which are subject to risks and uncertainties. The Company's actual results could differ materially from those anticipated in the forward looking statements based on a variety of factors, including, among others: uncertainties with respect to market acceptance of the Company's products, obtaining regulatory approvals for new products or for the sale of existing products in new markets and enforcement of intellectual property rights; risks associated with competition and competitive pricing pressures, economic conditions generally, the Company's international operations and the Company's ability to integrate its operations with those of acquired businesses; the outcome of the Securities and Exchange Commission investigation and several securities class action lawsuits to which the Company is subject; uncertainties relating to the Company's continuing liquidity; and other risks detailed from time to time in the reports filed by Lumenis with the SEC, including its annual report on Form 10-K and quarterly reports on Form 10-Q.

Contacts: Kevin Morano
          CFO
          212-515-4187

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                                  LUMENIS LTD.
                           CONSOLIDATED BALANCE SHEETS
                                 (In thousands)

                                                                         March 31,      December 31,
                                                                           2003             2002
                                                                        -----------     ------------
                                                                        (Unaudited)
                                                                        -----------
CURRENT ASSETS

          Cash and cash equivalents                                      $  13,380       $  18,106
          Trade receivables, net                                           101,685         100,646
          Prepaid expenses and other receivables                            13,341          14,265
          Inventories                                                       73,377          82,862
                                                                         ---------       ---------
                                                                           201,783         215,879
                                                                         ---------       ---------

FINISHED GOODS USED IN OPERATIONS                                            8,159           9,808

LONG-TERM INVESTMENTS

          Investments in equity securities                                   5,055           5,642
          Long term trade receivables                                        1,846           2,031

FIXED ASSETS, NET                                                           18,176          18,582

GOODWILL, NET                                                               88,039          88,039

OTHER PURCHASED INTANGIBLE ASSETS, NET                                      17,692          19,346

OTHER ASSETS, NET                                                           10,040          10,675

                                                                         ---------       ---------
                         Total assets                                    $ 350,790       $ 370,002
                                                                         =========       =========

CURRENT LIABILITIES

          Short-term bank debt                                           $  47,637       $  38,862
          Current maturities of long-term loan                              15,000          15,000
          Trade payables                                                    22,967          39,224
          Other accounts payables and accrued expenses                      78,345          80,940
          Subordinated notes                                                 5,531           9,679
                                                                         ---------       ---------
                                                                           169,480         183,705
                                                                         ---------       ---------

LONG-TERM LIABILITIES

          Bank loans, net                                                  142,292         142,042
          Deferred income                                                      877             616
          Accrued severance pay, net                                         1,224           1,228
          Other long-term liabilities                                        2,731           2,515
                                                                         ---------       ---------
                                                                           147,124         146,401
                                                                         ---------       ---------
                         Total liabilities                                 316,604         330,106
                                                                         ---------       ---------

SHAREHOLDERS' EQUITY

          Ordinary shares                                                      805             805
          Additional paid-in capital                                       327,175         325,947
          Accumulated other comprehensive loss                                 (96)            (76)
          Accumulated deficit                                             (293,595)       (286,677)
          Treasury stock                                                      (103)           (103)
                                                                         ---------       ---------
                         Total shareholders' equity                         34,186          39,896
                                                                         ---------       ---------

                                                                         ---------       ---------
                         Total liabilities and shareholders' equity      $ 350,790       $ 370,002
                                                                         =========       =========

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                                  LUMENIS LTD.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                 (In thousands, except share and per share data)

                                                        For the three months
                                                           ended March 31,
                                                      -------------------------
                                                        2003             2002
                                                      --------         --------
                                                             (Unaudited)
                                                      -------------------------
NET REVENUES                                          $ 80,161         $ 86,122

COST OF REVENUES                                        42,966           41,030
                                                      --------         --------
         Gross profit                                   37,195           45,092
                                                      --------         --------
OPERATING EXPENSES

    Research and development, net                        5,985            7,007
    Selling, marketing and administrative               31,867           33,135
    Amortization of intangible assets                    1,654            1,816
                                                      --------         --------
          Total operating expenses                      39,506           41,958
                                                      --------         --------
          Operating income (loss)                       (2,311)           3,134

FINANCING EXPENSES                                       3,317            3,584
                                                      --------         --------
           Loss before income taxes                     (5,628)            (450)

TAXES ON INCOME (BENEFIT)                                1,281              102
                                                      --------         --------
           Loss after income taxes                      (6,909)            (552)

COMPANY'S SHARE IN LOSSES OF AN AFFILIATE                    9               91
                                                      --------         --------
           Net loss for the period                     ($6,918)           ($643)
                                                      ========         ========

LOSS PER SHARE
                                                      --------         --------
   Basic and diluted loss per share                     ($0.19)          ($0.02)
                                                      ========         ========

WEIGHTED AVERAGE NUMBER
    OF SHARES

    Basic and diluted                                   37,277           36,713
                                                      ========         ========

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                                  LUMENIS LTD.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (In thousands)

                                                                                  For the three months
                                                                                     ended March 31,
                                                                                 -----------------------
                                                                                   2003           2002
                                                                                 --------       --------
                                                                                        (Unaudited)
                                                                                 -----------------------
CASH FLOWS - OPERATING ACTIVITIES

  Net loss                                                                        ($6,918)         ($643)

  Adjustment to reconcile net loss to net cash used in operating activities

  Income and expenses not affecting operating cash-flows:
     Depreciation and amortization                                                  4,309          4,386
     Gain on purchase of Company's convertible notes                                   --            (92)
     Company's shares in losses of an affiliate                                         9             91
     Amortization of other long-term assets                                         1,187            858
     Other                                                                             35           (430)
  Changes in operating assets and liabilities:
     Increase in trade receivables                                                   (522)       (11,829)
     Decrease in prepaid expenses and other receivables                             1,892            306
     Decrease in inventories                                                       10,053          4,862
     Decrease in Light-Age litigation accrual                                      (1,370)            --
     Decrease in accounts payable, accrued expenses and other
          long-term liabilities                                                   (17,238)       (11,606)
                                                                                 --------       --------
        NET CASH USED IN OPERATING ACTIVITIES                                      (8,563)       (14,097)
                                                                                 --------       --------

CASH FLOWS - INVESTING ACTIVITIES
      Purchase of fixed assets                                                     (1,168)        (3,443)
      Investment in other long-term assets                                             --         (1,250)
      Long-term bank deposit, net                                                      --            970
      Payment for business acquired from Coherent, Inc                                 --           (637)
                                                                                 --------       --------
         NET CASH USED IN INVESTING ACTIVITIES                                     (1,168)        (4,360)
                                                                                 --------       --------

CASH FLOWS - FINANCING ACTIVITIES
      Purchase of convertible notes                                                    --        (14,384)
      Proceeds from exercise of options                                                --            626
      Repayment of subordinated notes                                              (4,148)            --
      Increase in short-term bank debt, net                                         8,775         24,479
                                                                                 --------       --------
         NET CASH PROVIDED BY FINANCING ACTIVITIES                                  4,627         10,721
                                                                                 --------       --------

DECREASE IN CASH AND CASH EQUIVALENTS                                              (5,104)        (7,736)
CASH AND CASH EQUIVALENTS AT THE BEGINNING OF THE PERIOD                           18,106         31,400
                                                                                 --------       --------
CASH AND CASH EQUIVALENTS AT THE END OF THE PERIOD                               $ 13,380       $ 23,664
                                                                                 ========       ========